1 Q3 2016 EARNINGS CONFERENCE CALL k BILL NUTI, CHAIRMAN & CEO MARK BENJAMIN, PRESIDENT & COO BOB FISHMAN, CFO PAUL LANGENBAHN, SVP & PRESIDENT, HOSPITALITY October 25, 2016

2 NOTES TO INVESTORS FORWARD-LOOKING STATEMENTS. Comments made during this conference call and in these materials contain forward- looking statements. Statements that describe or relate to NCR's plans, goals, intentions, strategies or financial outlook, and statements that do not relate to historical or current fact, are examples of forward-looking statements. The forward-looking statements in these materials include statements about NCR’s accelerating revenue trends and the drivers of those trends; the momentum of, and demand for, NCR’s Omni-Channel Software, Channel Transformation and Digital Enablement offerings and omni-channel solutions; NCR’s expected revenue, non-GAAP operating income, non-GAAP earnings per share and free cash flow trending for 2016; improving execution; NCR’s vision and strategy and its alignment with major trends and customer activity; the potential benefits of NCR’s backlog and key metrics on NCR’s 2016 financial performance; NCR’s areas of focus in the fourth quarter and their potential effects on 2017; expectations for margin expansion and the drivers of margin expansion; and NCR’s Q4 2016, FY 2016 and 2016 segment revenue financial guidance and the expected type and magnitude of the non-operational adjustments included in any forward-looking non-GAAP measures. Forward-looking statements are not guarantees of future performance, and there are a number of important factors that could cause actual outcomes and results to differ materially from the results contemplated by such forward-looking statements, including those factors listed in Item 1a "Risk Factors" of NCR's Annual Report on Form 10-K filed with the Securities and Exchange Commission (SEC) on February 26, 2016, and those factors detailed from time to time in NCR's other SEC reports. These materials are dated October 25, 2016, and NCR does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. NON-GAAP MEASURES. While NCR reports its results in accordance with generally accepted accounting principles in the United States (GAAP), comments made during this conference call and these materials will include the following "non-GAAP" measures: operating income (non-GAAP), non-GAAP diluted earnings per share (non-GAAP diluted EPS), free cash flow (FCF), gross margin (non-GAAP), gross margin rate (non-GAAP), operating expenses (non-GAAP), interest and other expense, net (non-GAAP), net debt, adjusted EBITDA, income tax expense (non-GAAP), net income (non-GAAP) and selected measures expressed on a constant currency basis and adjusted constant currency basis. These measures are included to provide additional useful information regarding NCR's financial results, and are not a substitute for their comparable GAAP measures. Explanations of these non-GAAP measures, and reconciliations of these non-GAAP measures to their directly comparable GAAP measures, are included in the accompanying "Supplementary Non-GAAP Materials" and are available on the Investor Relations page of NCR's website at www.ncr.com. Descriptions of many of these non-GAAP measures are also included in NCR's SEC reports. USE OF CERTAIN TERMS. As used in these materials, (i) the term "recurring revenue" means the sum of cloud, hardware maintenance and software maintenance revenue, (ii) The term “net annual contract value” or “net ACV” for any particular period means NCR’s net bookings for cloud revenue during the period, and is calculated as twelve months of expected subscription revenues under new cloud contracts during such period less twelve months of subscription revenues under cloud contracts that expired or were terminated during such period, and (iii) the term "CC" means constant currency. These presentation materials and the associated remarks made during this conference call are integrally related and are intended to be presented and understood together.

3 Q3 UPDATE

4 Q3 2016 FINANCIAL RESULTS Non-GAAP gross margin rate up 20 bps CC Non-GAAP EPS up 14% CC FCF up 44% due to improved cash from operations FX ~(20 bps) FX ~($0.02) 29.3% 29.3% Q3 2015 Q3 2015 Q3 2016 $0.78 $0.87 Q3 2015 Q3 2016 $106 million Q3 2015 $153 million Q3 2016 Revenue Non-GAAP Gross Margin Rate Non-GAAP EPS Free Cash Flow Revenue up 10% adjusted CC Recurring revenue up 4% CC, 42% of total revenue FX ~($5M) IPS Sale ($79M) Q3 2016 IPS Sale and FX $1.68 billion $1.61 billion

5 Q3 2016 Q3 2015 As Reported Constant Currency Revenue $1,677 $1,613 4% 10%(1) Gross Margin (non-GAAP) 491 473 4% 5% Gross Margin Rate (non-GAAP) 29.3% 29.3% — bps +20 bps Operating Expenses (non-GAAP) 261 259 1% 2% % of Revenue 15.6% 16.1% Operating Income (non-GAAP) 230 214 7% 10% % of Revenue 13.7% 13.3% +40 bps +60 bps Interest and other expense (49) (49) —% (2)% Income Tax Expense (non-GAAP) 44 30 47% Income Tax Rate 24% 18% Net Income (non-GAAP) $135 $134 1% 4% Diluted EPS (non-GAAP) (2) $0.87 $0.78 12% 14% Q3 OPERATIONAL RESULTS (1) Adjusted CC revenue growth excludes $79 million of IPS revenue, or roughly 6%, from Q3 2015. (2) Q3 2016 includes $0.02 of unfavorable EPS impact related to unfavorable foreign currency headwinds. Diluted share count of 155 million in Q3 2016 and 172 million in Q3 2015. $ millions, except per share amounts

6 Q3 2016 Q3 2015 % Change Revenue $1,677 $1,613 4% Gross Margin 477 457 4% Gross Margin Rate 28.4% 28.3% Operating Expenses 288 289 —% % of Revenue 17.2% 17.9% Income from Operations 189 168 13% % of Revenue 11.3% 10.4% Interest and other expense (49) (49) —% Income Tax Expense 31 16 94% Income Tax Rate 22% 13% GAAP Net Income $107 $102 5% GAAP Diluted EPS (1) $0.69 $0.59 17% Q3 GAAP RESULTS $ millions, except per share amounts(1) Q3 2016 includes $0.02 of unfavorable EPS impact related to unfavorable foreign currency headwinds.

7 n Software - 51.1% GM rate n Services - 21.8% GM rate n Hardware - 19.9% GM rate Q3 SEGMENT RESULTS Q3 2016 Operating Income $230M Software Revenue Q3 2015 Q3 2016 $434 $468 Services Revenue Q3 2015 Q3 2016 $563 $591 million million Hardware Revenue Q3 2015 Q3 2016 millionmillion Up 7% CC Up 6% CC Up 16% adjusted CC (1) (1) Adjusted CC revenue growth excludes $79 million of IPS revenue from Q3 2015. Software 64% Services 24% Hardware 12% IPS Sale & FX $616 million $618 million

8 Q3 REVENUE BY REGION Q3 2016 Q3 2015 % Change % ChangeAdjusted CC Americas $986 $899 10% 15% Europe, Middle East Africa 464 489 (5)% 6% Asia Pacific 227 225 1% (2)% Total Revenue $1,677 $1,613 4% 10% $ in millions

9 FREE CASH FLOW QTD YTD FY 2016e FY 2015 Q3 2016 Q3 2015 Q3 2016 Q3 2015 Cash Provided by Operating Activities $225 $170 $369 $416 $675 - $725 $681 Net capital expenditures (62) (54) (160) (164) (220) (229) Cash used in Discontinued Operations (10) (10) (30) (27) (30) (43) Free Cash Flow $153 $106 $179 $225 $425 - $475 $409 Free Cash Flow as a % of non-GAAP net income ~95% 85% $ in millions

10 NET DEBT & EBITDA METRICS FY 2015 Q2 2016 Q3 2016 Debt $3,252 $3,457 $3,289 Cash (328) (332) (318) Net Debt $2,924 $3,125 $2,971 Adjusted EBITDA $1,005 $1,020 (1) $1,047 (1) Net Debt / Adjusted EBITDA 2.9x 3.1x 2.8x $ in millions, except metrics (1) Adjusted EBITDA for the trailing twelve-month period. Significant de-leveraging in Q3 2016 due to higher free cash flow

11 Q4 2016 GUIDANCE Q4 2016e Q4 2015 Revenue (1) $1,729 - $1,759 $1,680 Diluted EPS (GAAP) (2) $0.87 - $0.92 $0.27 Diluted EPS (non-GAAP) (3) (4) $1.01 - $1.06 $0.89 $ millions, except per share amounts (1) Revenue is expected to be up approximately 3% to 5% as reported and 8% to 10% adjusted CC. The fourth quarter 2016 guidance includes an expected foreign currency benefit of $5 million, or roughly 0%. Adjusted CC revenue growth excludes ~ $80 million of IPS revenue, or roughly 5%, from Q4 2015. (2) Q4 2016 guidance does not include an estimate of the pension mark-to-market adjustments. (3) For Q4 2016, we expect non-GAAP EPS to be up 13% to 19% with no expected impact from foreign currency. (4) For Q4 2016, we have assumed OIE of approximately $50 million, an effective tax rate of 22% and a share count of 157 million compared to OIE of $51 million, an effective tax rate of 25% and a share count of 175 million in Q4 2015.

12 2016 Guidance 2016 PreviousGuidance 2015 Revenue (1) $6,470 - $6,500 $6,325 - $6,400 $6,373 Diluted EPS (GAAP) (2) $2.25 - $2.30 $2.25 - $2.35 ($0.94) Diluted EPS (non-GAAP) (3) (4) $2.97 - $3.02 $2.90 - $3.00 $2.76 Free Cash Flow $425 - $475 $425 - $475 $409 FY 2016 GUIDANCE $ in millions, except per share amounts (1) Revenue is expected to be up 1% to 2% as reported and up 5% to 6% adjusted CC. The 2016 guidance now includes an expected foreign currency negative impact of $50 million for revenue, down from previous guidance of $70 million, or ~1%. Adjusted CC revenue growth excludes ~$190 million of IPS revenue, or ~3%, from 2015. (2) FY 2016 guidance does not include an estimate of the pension mark-to-market adjustments. (3) For the 2016 guidance, we expect non-GAAP diluted EPS to be up 7% to 9%. On a constant currency basis, non-GAAP diluted EPS is expected to be up 11% to 13% driven by $0.08 of negative impact from unfavorable foreign currency headwinds. Ongoing pension expense was an additional $0.05 of headwind. (4) For the 2016 guidance, we have assumed OIE of $205 million to $210 million, an effective tax rate of 25% and a share count of 157 million compared to OIE of $196 million, an effective tax rate of 23% and a share count of 172 million in 2015.

13 2016 SEGMENT REVENUE GUIDANCE Segment 2016e CCGrowth (1) FY 2016 Guidance Prior FY 2016 Guidance FY 2015 Software 4 - 5% $1,825 - $1,835 $1,800 - $1,825 $1,747 Services 4- 5% $2,285 - $2,295 $2,240 - $2,270 2,218 Hardware (2) 7 - 8% $2,360 - $2,370 $2,285 - $2,305 2,408 Total (1) (2) 5 - 6% $6,470 - $6,500 $6,325 - $6,400 $6,373 $ in millions (1) The 2016 guidance now includes an expected foreign currency negative impact of $50 million for revenue, down from previous guidance of $70 million, or ~1%. (2) The growth rates for Hardware revenue and total revenue are normalized for the sale of the IPS business, which was ~$190 million of Hardware revenue in 2015.

14 REVENUE, OI, EPS AND FCF TRENDING Q3 YTD Fourth Quarter $ % of Total $ % of Total Revenue 2016 Guidance (mid-point) $4,741 73% $1,744 27% Last 3 years $4,656 73% $1,706 27% Last year $4,693 74% $1,680 26% Operating Income (non-GAAP) 2016 Guidance (mid-point) $576 69% $259 31% Last 3 years $542 69% $244 31% Last year $560 68% $260 32% Diluted EPS (non-GAAP) 2016 Guidance (mid-point) $1.96 65% $1.04 35% Last 3 years $1.90 69% $0.86 31% Last year $1.86 68% $0.89 32% Free cash flow (non-GAAP) 2016 Guidance (mid-point) $179 40% $271 60% Last 3 years $66 21% $243 79% Last year $225 55% $184 45% $ in millions, except per share amounts

15 OMNI-CHANNEL MARKET NCR's strategic offers include: • Enables revenue growth, productivity gains, and modernized consumer experiences from the transformation of physical and digital channels • Solutions include: Branch, Store, Restaurant, and Venue Transformation • Drives edge offerings: ATMs, SCO, mPOS, ePOS, Peripherals • Drives service offerings: Consulting Services, Implementation Services, Hardware Maintenance, Managed Services, High Availability • NCR's Omni-Channel Platform Hub and Applications • Enables seamless consumer experiences across physical and digital channels • Solutions Include: Retail One, Customer Experience Platform (CxP), Aloha Enterprise, NCR Silver • Enables new business models driven by the growing digitalization movement • Solutions include: Real-Time Actionable Insights, Loyalty, Cloud/ATM Security, Loss & Fraud Prevention, Inventory and Labor Management, Cash Management, Secure Payments, Transaction Processing, Remote Deposit, Digital Check Processing

SOFTWARE

Q3 2016 Update





Financial Results

	Q3 2016	Q3 2015	% Change	% Change Constant Currency
Software License	$90	$72	25%	26%
Unattached License	*49*	*39*	*26%*	*26%*
Software Maintenance	92	86	7%	7%
Cloud	142	133	7%	6%
Professional Services	144	143	1%	—%
Software Revenue	$468	$434	8%	7%
Non-GAAP Gross Margin	$239	$225	6%	6%
Non-GAAP Gross Margin Rate	51.1%	51.8%	(70) bps	(40) bps
Operating Income	$146	$135	8%	8%
Operating Income as a % of Revenue	31.2%	31.1%	+10 bps	+20 bps

$ in millions

Key Metrics

- Revenue up 8% as reported and up 7% CC
  - Software License revenue up 26% CC; unattached license up 26% driven primarily by store transformation; attached license up 24% contributing to higher ATM and SCO revenue
  - Software Maintenance revenue up 7% due to Software License revenue growth in prior periods
  - Cloud revenue up 6% CC driven by prior period bookings in the financial services and hospitality industries
  - Professional Services revenue was flat CC due to timing of project rollouts, with strong backlog entering Q4
- Net ACV (Annual Contract Value) of $15M indicates strong cloud growth in future periods, YTD Net ACV of $54M compared to Q3 2015 YTD net ACV of $25M
- Operating income up $11 million driven by higher revenue

Business Highlights

- Continued momentum in omni-channel wins, including International Bank of Commerce and completed rollout of Papa Murphy's
- Digital Enablement and Channel Transformation continue to drive Cloud growth
  - 86% growth in NCR Silver subscriber base
  - 35% increase in NCR Secure Payments volume
  - 9% growth in Digital Insight users
  - 21% increase in Mobile Ordering platform sites and transactions up 190% y/y
- NCR announced next generation consulting services to advance our leadership in channel transformation and address the growth in digital enablement needs of our customers

16

SERVICES

Q3 2016 Update







Financial Results

	Q3 2016	Q3 2015	% Change	% Change Constant Currency
Services Revenue	$591	$563	5%	6%
Non-GAAP Gross Margin	$129	$122	6%	6%
Non-GAAP Gross Margin Rate	21.8%	21.7%	+10 bps	— bps
Operating Income	$56	$49	14%	13%
Operating Income as a % of Revenue	9.5%	8.7%	+80 bps	+60 bps

$ in millions

Key Metrics

- Revenue up 5% as reported and up 6% CC
  - Strong growth in implementation services, hardware maintenance and managed services
- Operating income up $7M due to higher revenue, operating leverage and improved productivity and efficiency

Business Highlights

- Channel Transformation success driving hardware maintenance wins, such as Santander, as well as implementation services growth across the industries like Domino's Pizza in Japan
- Expanding higher value managed service offerings in adjacent services such as software distribution, endpoint security and cash management
- Driving increased availability and efficiency for CFI customers through managed services
- Business process improvements favorably impacting productivity, including Big Data analytics, predictive monitoring and customer onboarding. IoT based managed service solution enabled a ~25% reduction in time it took to onboard recent CFIs
- Services file value up year-over-year

17

HARDWARE

Q3 2016 Update







Financial Results

	Q3 2016	Q3 2015	% Change	% Change Constant Currency [(1)]
ATMs	$324	$291	11%	11%
Self-Checkout (SCO)	104	56	86%	86%
Point-of-Sale (POS)	185	183	1%	2%
Interactive Printer Solutions (IPS)	5	86	(94)%	(14)%
Hardware Revenue	$618	$616	—%	16%
Non-GAAP Gross Margin	$123	$126	(2)%	3%
Non-GAAP Gross Margin Rate	19.9%	20.5%	(60) bps	+30 bps
Operating Income	$28	$30	(7)%	10%
Operating Income as a % of Revenue	4.5%	4.9%	(40) bps	+40 bps

(1) Revenue adjusted for the divestiture of IPS.

$ in millions

Key Metrics

- Revenue was slightly up as reported and up 16% adjusted CC driven by continued momentum in Channel Transformation
  - ATM revenue up 11% CC driven by new product introduction and acceptance of omni-channel ready products
  - SCO revenue up significantly due to Store Transformation traction globally
  - POS revenue growth higher due to new product introductions and replacement cycle
- Operating income down $2M but up 10% on a constant currency basis

Business Highlights

- Channel Transformation driving strategic wins in the quarter including Coles Supermarkets and State Bank of India
- SCO order volumes continue to accelerate driven by Store Transformation in existing customers and new customers globally along with higher lane density within the stores
- New POS hardware portfolio ramping faster than expected driven by replacement cycles and new customer installations showing continued demand for enterprise hardened POS hardware
- Increasing year over year demand for mobile POS hardware due to our new Orderman 7 device
- NCR holds #1 position in ePOS for North America for the 2nd consecutive year

NCR 18

19 ▪ Continuing to improve execution ▪ NCR's vision and strategy aligned with major trends and customer activity ▪ Strong backlog and key metrics point to a successful year; raising revenue and non-GAAP EPS guidance & reaffirming cash flow guidance ▪ Focused on sales funnel, orders, and revenue growth in Q4 to maintain momentum going into 2017 ▪ Software growth combined with our business transformation program is the key to margin expansion ▪ Omni-Channel, Channel Transformation, and Digital Enablement are growth drivers for next decade Q3 SUMMARY

SUPPLEMENTARY NON-GAAP MATERIALS

21 NON-GAAP MEASURES While NCR reports its results in accordance with generally accepted accounting principles (GAAP) in the United States, comments made during this conference call and in these materials will include non-GAAP measures. These measures are included to provide additional useful information regarding NCR's financial results, and are not a substitute for their comparable GAAP measures. Operating Income (non-GAAP), Diluted EPS (non-GAAP), Gross Margin (non-GAAP), Gross Margin Rate (non-GAAP), Operating Expenses (non- GAAP), Income Tax Expense (non-GAAP) and Net Income (non-GAAP). NCR’s operating income (non-GAAP), diluted earnings per share (non-GAAP), gross margin (non-GAAP), gross margin rate (non-GAAP), operating expenses (non-GAAP), interest and other expense (non-GAAP), income tax expense (non-GAAP) and net income (non-GAAP) are determined by excluding pension mark-to-market adjustments, pension settlements, pension curtailments and pension special termination benefits and other special items, including amortization of acquisition related intangibles, from NCR's GAAP income (loss) from operations, earnings per share, gross margin, gross margin rate, expenses, interest and other expense, effective tax rate and net income, respectively. Due to the non-operational nature of these pension and other special items, NCR's management uses these non-GAAP measures to evaluate year-over- year operating performance. NCR uses operating income (non-GAAP) and non-GAAP diluted EPS, to manage and determine the effectiveness of its business managers and as a basis for incentive compensation. NCR believes these measures are useful for investors because they provide a more complete understanding of NCR's underlying operational performance, as well as consistency and comparability with NCR's past reports of financial results. Free Cash Flow. NCR defines free cash flow as net cash provided by/used in operating activities and cash flow provided by/used in discontinued operations less capital expenditures for property, plant and equipment, additions to capitalized software, discretionary pension contributions and pension settlements. NCR's management uses free cash flow to assess the financial performance of the Company and believes it is useful for investors because it relates the operating cash flow of the Company to the capital that is spent to continue and improve business operations. In particular, free cash flow indicates the amount of cash generated after capital expenditures which can be used for, among other things, investment in the Company's existing businesses, strategic acquisitions, strengthening the Company's balance sheet, repurchase of Company stock and repayment of the Company's debt obligations. Free cash flow does not represent the residual cash flow available for discretionary expenditures since there may be other nondiscretionary expenditures that are not deducted from the measure. Free cash flow (FCF) does not have a uniform definition under GAAP and, therefore, NCR's definition may differ from other companies' definition of this measure. Constant Currency, IPS Divestiture and Adjusted Constant Currency. NCR presents certain financial measures, such as period-over-period revenue growth, on a constant currency basis, which excludes the effects of foreign currency translation by translating prior period results at current period monthly average exchange rates. Due to the overall variability of foreign exchange rates from period to period, NCR’s management uses constant currency measures to evaluate period-over-period operating performance on a more consistent and comparable basis. NCR also presents certain financial measures on an adjusted constant currency basis, which excludes both the effects of foreign currency translation, as described above, and the results of NCR’s Interactive Printer Solutions (IPS) business for the comparable prior period after completion of the sale of the business (which results were previously included in NCR’s Hardware segment). NCR completed the sale of all but the Middle East and Africa assets of its Interactive Printer Solutions (IPS) division to Atlas Holdings LLC on May 27, 2016. NCR’s management believes that presentation of financial measures without these results is more representative of the company's period-over-period operating performance, and provides additional insight into historical and/or future performance, which may be helpful for investors.

22 NON-GAAP MEASURES Net Debt and Adjusted EBITDA. NCR believes that Net Debt provides useful information to investors because NCR’s management reviews Net Debt as part of its management of overall liquidity, financial flexibility, capital structure and leverage. In addition, certain debt rating agencies, creditors and credit analysts monitor NCR’s Net Debt as part of their assessments of NCR’s business. NCR determines Net Debt based on its total debt less cash and cash equivalents, with total debt being defined as total short-term borrowings plus total long-term debt. NCR believes that Adjusted EBITDA (adjusted earnings before interest, taxes, depreciation and amortization) provides useful information to investors because it is an indicator of the strength and performance of the Company's ongoing business operations, including its ability to fund discretionary spending such as capital expenditures, strategic acquisitions and other investments. NCR determines Adjusted EBITDA for a given period based on its GAAP income (loss) from continuing operations plus interest expense, net; plus income tax expense (benefit); plus depreciation and amortization; plus other income (expense); plus pension expense (benefit); and plus special items. NCR believes that its ratio of net debt to Adjusted EBITDA provides useful information to investors because it is an indicator of the company's ability to meet its future financial obligations. NCR believes that its ratio of Net Debt to Adjusted EBITDA provides useful information to investors because it is an indicator of the company's ability to meet its future financial obligations. In addition, the Net Debt to Adjusted EBITDA ratio is measures frequently used by investors and credit rating agencies. The Net Debt to Adjusted EBITDA ratio is calculated by dividing Net Debt by trailing twelve-month Adjusted EBITDA. NCR management's definitions and calculations of these non-GAAP measures may differ from similarly-titled measures reported by other companies and cannot, therefore, be compared with similarly-titled measures of other companies. These non-GAAP measures should not be considered as substitutes for, or superior to, results determined in accordance with GAAP. These non- GAAP measures are reconciled to their corresponding GAAP measures in the following slides and elsewhere in these materials. These reconciliations and other information regarding these non-GAAP measures are also available on the Investor Relations page of NCR's website at www.ncr.com.

23 Net Income from Continuing Operations Attributable to NCR (GAAP) to Adjusted EBITDA (non-GAAP) in millions 2015 Q2 2016LTM Q3 2016 LTM Net Income from Continuing Operations Attributable to NCR (GAAP) ($154) $258 $263 Pension Mark-to-Market Adjustments 454 30 29 Restructuring/Transformation Costs 74 65 61 Acquisition-Related Amortization of Intangibles 125 126 126 Acquisition-Related Purchase Price Adjustment — — — Acquisition-Related Costs 11 9 9 Reserve related to a subcontract in MEA 20 20 20 Divestiture and Liquidation Losses 34 39 39 OFAC and FCPA Investigations(1) 1 — — Net Income from Continuing Operations Attributable to Noncontrolling Interests 4 (1) — Interest Expense 173 173 172 Interest Income (5) (5) (5) Depreciation and Amortization 171 190 198 Income Taxes 55 65 80 Stock Compensation Expense 42 51 55 Adjusted EBITDA (non-GAAP) $1,005 $1,020 $1,047 (1) Estimated expenses for 2016 will be affected by, among other things, the status and progress of the OFAC matter.  There can be no assurance that the Company will not be subject to fines or other remedial measures as a result of OFAC's investigation. GAAP TO NON-GAAP RECONCILIATION

24 in millions (except per share amounts) Q3 QTD 2016 GAAP Restructuring / Transformation Costs Acquisition- related amortization of intangibles Acquisition- related costs Q3 QTD 2016 non-GAAP Product revenue $708 $— $— $— $708 Service revenue 969 — — — 969 Total revenue 1,677 — — — 1,677 Cost of products 528 — (8) — 520 Cost of services 672 — (6) — 666 Gross margin 477 — 14 — 491 Gross margin rate 28.4% —% 0.9% —% 29.3% Selling, general and administrative expenses 225 (1) (17) (2) 205 Research and development expenses 56 — — — 56 Restructuring-related charges 7 (7) — — — Total expenses 288 (8) (17) (2) 261 Total expense as a % of revenue 17.2% (0.5)% (1.0)% (0.1)% 15.6% Income (loss) from operations 189 8 31 2 230 Income (loss) from operations as a % of revenue 11.3% 0.5% 1.8% 0.1% 13.7% Interest and Other (expense) income, net (49) — — — (49) Income (loss) from continuing operations before income taxes 140 8 31 2 181 Income tax expense (benefit) 31 1 11 1 44 Effective tax rate 22% 24% Income (loss) from continuing operations 109 7 20 1 137 Net income (loss) attributable to noncontrolling interests 2 — — — 2 Income (loss) from continuing operations (attributable to NCR) $107 $7 $20 $1 $135 Diluted earnings per share $0.69 $0.05 $0.12 $0.01 $0.87 GAAP TO NON-GAAP RECONCILIATION Q3 2016 QTD

25 in millions (except per share amounts) Q3 QTD 2016 GAAP Q3 QTD 2016 non-GAAP Income (loss) from continuing operations attributable to NCR common stockholders: Income (loss) from continuing operations (attributable to NCR) $107 $135 Dividends on convertible preferred shares — — Income (loss) from continuing operations attributable to NCR common stockholders $107 $135 Weighted average outstanding shares: Weighted average diluted shares outstanding 127.0 127.0 Weighted as-if converted preferred shares 28.4 28.4 Total shares used in diluted earnings per share 155.4 155.4 Diluted earnings per share (1) $0.69 $0.87 GAAP TO NON-GAAP RECONCILIATION Q3 2016 QTD (1) GAAP and non-GAAP diluted EPS are determined using the most dilutive measure, either including the impact of the dividends on NCR's Series A Convertible Preferred Shares in the calculation of net income or loss available to common stockholders or including the impact of the conversion of such preferred stock into common stock in the calculation of the weighted average diluted shares outstanding. Therefore, GAAP diluted EPS and non-GAAP diluted EPS may be calculated using different methods, and may not mathematically reconcile.

GAAP TO NON-GAAP RECONCILIATION

Q3 2015 QTD

in millions (except per share amounts)	Q3 QTD 2015 GAAP	Restructuring / Transformation Costs	Acquisition-related amortization of intangibles	Acquisition-related costs	Pension mark-to-market adjustments	Q3 QTD 2015 non-GAAP
Product revenue	$688	$—	$—	$—	$—	$688
Service revenue	925	—	—	—	—	925
Total revenue	**1,613**	—	—	—	—	**1,613**
Cost of products	512	—	(9)	—	—	503
Cost of services	644	—	(6)	—	(1)	637
Gross margin	457	—	15	—	1	473
Gross margin rate	***28.3%***	*—%*	*0.9%*	*—%*	*0.1%*	***29.3%***
Selling, general and administrative expenses	224	—	(16)	(2)	—	206
Research and development expenses	53	—	—	—	—	53
Restructuring-related charges	12	(12)	—	—	—	—
Total expenses	289	(12)	(16)	(2)	—	259
Total expense as a % of revenue	***17.9%***	*(0.7)%*	*(1.0)%*	*(0.1)%*	*—%*	***16.1%***
Income (loss) from operations	**168**	12	31	2	1	**214**
Income (loss) from operations as a % of revenue	***10.4%***	*0.7%*	*2.0%*	*0.1%*	*0.1%*	***13.3%***
Interest and Other (expense) income, net	(49)	—	—	—	—	(49)
Income (loss) from continuing operations before income taxes	119	12	31	2	1	165
Income tax expense (benefit)	16	4	10	—	—	30
Effective tax rate	***13%***					***18%***
Income (loss) from continuing operations	103	8	21	2	1	135
Net income (loss) attributable to noncontrolling interests	1	—	—	—	—	1
Income (loss) from continuing operations (attributable to NCR)	**$102**	$8	$21	$2	$1	**$134**
Diluted earnings per share	**$0.59**	$0.05	$0.12	$0.01	$0.01	**$0.78**
Diluted shares outstanding	172.3					172.3

NCR

26

GAAP TO NON-GAAP RECONCILIATION

Q3 2016 YTD

in millions (except per share amounts)	Q3 YTD 2016 GAAP	Restructuring / Transformation Costs	Acquisition-related amortization of intangibles	Acquisition- related costs	Divestiture and Liquidation Losses	Q3 YTD 2016 non-GAAP
Product revenue	$1,932	$—	$—	$—	$—	$1,932
Service revenue	2,809	—	—	—	—	2,809
Total revenue	**4,741**	—	—	—	—	**4,741**
Cost of products	1,487	—	(27)	—	—	1,460
Cost of services	1,951	(4)	(18)	—	—	1,929
Gross margin	1,303	4	45	—	—	1,352
Gross margin rate	*27.5%*	*0.1%*	*0.9%*	*—%*	*—%*	*28.5%*
Selling, general and administrative expenses	678	(6)	(50)	(5)	—	617
Research and development expenses	159	—	—	—	—	159
Restructuring-related charges	13	(13)	—	—	—	—
Total expenses	850	(19)	(50)	(5)	—	776
Total expense as a % of revenue	*17.9%*	*(0.4)%*	*(1.0)%*	*(0.1)%*	*—%*	*16.4%*
Income (loss) from operations	**453**	23	95	5	—	**576**
Income (loss) from operations as a % of revenue	*9.6%*	*0.5%*	*1.9%*	*0.1%*	*—%*	*12.1%*
Interest and Other (expense) income, net	(163)	—	—	—	5	(158)
Income (loss) from continuing operations before income taxes	290	23	95	5	5	418
Income tax expense (benefit)	75	3	31	2	—	111
Effective tax rate	*26%*					*27%*
Income (loss) from continuing operations	215	20	64	3	5	307
Net income (loss) attributable to noncontrolling interests	—	—	—	—	—	—
Income (loss) from continuing operations (attributable to NCR)	**$215**	$20	$64	$3	$5	**$307**
Diluted earnings per share	**$1.37**	$0.13	$0.41	$0.02	$0.03	**$1.96**

NCR

27

28 in millions (except per share amounts) Q3 YTD 2016 GAAP Q3 YTD 2016 non-GAAP Income (loss) from continuing operations attributable to NCR common stockholders: Income (loss) from continuing operations (attributable to NCR) $215 $307 Dividends on convertible preferred shares — — Income (loss) from continuing operations attributable to NCR common stockholders $215 $307 Weighted average outstanding shares: Weighted average diluted shares outstanding 128.8 128.8 Weighted as-if converted preferred shares 28.0 28.0 Total shares used in diluted earnings per share 156.8 156.8 Diluted earnings per share (1) $1.37 $1.96 GAAP TO NON-GAAP RECONCILIATION Q3 2016 YTD (1) GAAP and non-GAAP diluted EPS are determined using the most dilutive measure, either including the impact of the dividends on NCR's Series A Convertible Preferred Shares in the calculation of net income or loss available to common stockholders or including the impact of the conversion of such preferred stock into common stock in the calculation of the weighted average diluted shares outstanding. Therefore, GAAP diluted EPS and non-GAAP diluted EPS may be calculated using different methods, and may not mathematically reconcile.

GAAP TO NON-GAAP RECONCILIATION

Q3 2015 YTD

in millions (except per share amounts)	Q3 YTD 2015 GAAP	Restructuring plan	Acquisition-related amortization of intangibles	Acquisition-related costs	OFAC and FCPA Investigations	Pension (expense) benefit	Q3 YTD 2015 non-GAAP
Product revenue	$1,995	$—	$—	$—	$—	$—	$1,995
Service revenue	2,698	—	—	—	—	—	2,698
Total revenue	4,693	—	—	—	—	—	4,693
Cost of products	1,539	(3)	(28)	—	—	(10)	1,498
Cost of services	2,161	—	(19)	—	—	(292)	1,850
Gross margin	993	3	47	—	—	302	1,345
Gross margin rate	21.2%	0.1%	1.0%	—%	—%	6.4%	28.7%
Selling, general and administrative expenses	788	—	(47)	(7)	(1)	(113)	620
Research and development expenses	175	—	—	—	—	(10)	165
Restructuring-related charges	33	(33)	—	—	—	—	—
Total expenses	996	(33)	(47)	(7)	(1)	(123)	785
Total expense as a % of revenue	21.2%	(0.7)%	(1.0)%	(0.1)%	—%	(2.7)%	16.7%
Income (loss) from operations	(3)	36	94	7	1	425	560
Income (loss) from operations as a % of revenue	(0.1)%	0.8%	2.0%	0.1%	—%	9.1%	11.9%
Interest and Other (expense) income, net	(145)	—	—	—	—	—	(145)
Income (loss) from continuing operations before income taxes	(148)	36	94	7	1	425	415
Income tax expense (benefit)	50	10	30	2	1	(2)	91
Effective tax rate	(34)%						22%
Income (loss) from continuing operations	(198)	26	64	5	—	427	324
Net income (loss) attributable to noncontrolling interests	4	—	—	—	—	—	4
Income (loss) from continuing operations (attributable to NCR)	($202)	$26	$64	$5	$—	$427	$320
Diluted earnings per share	($1.19)	$0.15	$0.37	$0.03	$—	$2.48	$1.86
Diluted Shares outstanding	169.5						172.0

NCR

29

GAAP TO NON-GAAP RECONCILIATION

Q4 2015 QTD

in millions (except per share amounts)	Q4 QTD 2015 GAAP	Restructuring plan	Acquisition-related amortization of intangibles	Acquisition-related costs	Loss on terminated contract receivable	Loss on pending sale of IPS business	Pension (expense) benefit	Q4 QTD 2015 non-GAAP
Product revenue	$716	—	—	—	—	—	—	$716
Service revenue	964	—	—	—	—	—	—	964
Total revenue	**1,680**	—	—	—	—	—	—	**1,680**
Cost of products	533	(2)	(10)	—	—	—	(3)	518
Cost of services	671	(7)	(6)	—	—	—	(8)	650
Gross margin	476	9	16	—	—	—	11	512
Gross margin rate	*28.3%*	*0.5%*	*1.0%*	*—%*	*—%*	*—%*	*0.7%*	*30.5%*
Selling, general and administrative expenses	254	—	(15)	(4)	(20)	—	(10)	205
Research and development expenses	55	—	—	—	—	—	(8)	47
Restructuring-related charges	29	(29)	—	—	—	—	—	—
Total expenses	338	(29)	(15)	(4)	(20)	—	(18)	252
Total expense as a % of revenue	*20.1%*	*(1.7)%*	*(1.0)%*	*(0.2)%*	*(1.2)%*	*—%*	*(1.0)%*	*15.0%*
Income (loss) from operations	**138**	38	31	4	20	—	29	**260**
Income (loss) from operations as a % of revenue	*8.2%*	*2.3%*	*1.9%*	*0.2%*	*1.2%*	*—%*	*1.7%*	*15.5%*
Interest and Other (expense) income, net	(85)	—	—	—	—	34	—	(51)
Income (loss) from continuing operations before income taxes	53	38	31	4	20	34	29	209
Income tax expense (benefit)	5	14	10	1	7	5	11	53
Effective tax rate	*9%*							*25%*
Income (loss) from continuing operations	48	24	21	3	13	29	18	156
Net income (loss) attributable to noncontrolling interests	—	—	—	—	—	—	—	—
Income (loss) from continuing operations (attributable to NCR)	**$48**	$24	$21	$3	$13	$29	$18	**$156**
Diluted earnings per share	**$0.27**	$0.14	$0.12	$0.02	$0.07	$0.17	$0.10	**$0.89**

NCR

30

31 in millions (except per share amounts) Q4 QTD 2015 GAAP Q4 QTD 2015 non-GAAP Income (loss) from continuing operations attributable to NCR common stockholders: Income (loss) from continuing operations (attributable to NCR) $48 $156 Dividends on convertible preferred shares (4) — Income (loss) from continuing operations attributable to NCR common stockholders $44 $156 Weighted average outstanding shares: Weighted average diluted shares outstanding 164.6 164.6 Weighted as-if converted preferred shares — 10.1 Total shares used in diluted earnings per share 164.6 174.7 Diluted earnings per share (1) $0.27 $0.89 GAAP TO NON-GAAP RECONCILIATION Q4 2015 QTD (1) GAAP and non-GAAP diluted EPS are determined using the most dilutive measure, either including the impact of the dividends on NCR's Series A Convertible Preferred Stock in the calculation of net income or loss available to common stockholders or including the impact of the conversion of such preferred stock into common stock in the calculation of the weighted average diluted shares outstanding. Therefore, GAAP diluted EPS and non-GAAP diluted EPS may be calculated using different methods, and may not mathematically reconcile.

GAAP TO NON-GAAP RECONCILIATION

FY 2015

in millions (except per share amounts)	FY 2015 GAAP	Restructuring / Transformation Costs	Acquisition-related amortization of intangibles	Acquisition-related costs	Reserve related to a subcontract in MEA	Loss on pending sale of IPS business	OFAC and FCPA Investigations	Pension mark-to-market adjustments	FY 2015 non-GAAP
Product revenue	$2,711	$—	$—	$—	$—	$—	$—	$—	$2,711
Service revenue	3,662	—	—	—	—	—	—	—	3,662
Total revenue	6,373	—	—	—	—	—	—	—	6,373
Cost of products	2,072	(5)	(38)	—	—	—	—	(13)	2,016
Cost of services	2,832	(7)	(25)	—	—	—	—	(300)	2,500
Gross margin	1,469	12	63	—	—	—	—	313	1,857
Gross margin rate	*23.1%*	*0.2%*	*1.0%*	*—%*	*—%*	*—%*	*—%*	*4.8%*	*29.1%*
Selling, general and administrative expenses	1,042	—	(62)	(11)	(20)	—	(1)	(123)	825
Research and development expenses	230	—	—	—	—	—	—	(18)	212
Restructuring-related charges	62	(62)	—	—	—	—	—	—	—
Total expenses	1,334	(62)	(62)	(11)	(20)	—	(1)	(141)	1,037
Total expense as a % of revenue	*20.9%*	*(1.0)%*	*(1.0)%*	*(0.2)%*	*(0.3)%*	*—%*	*—%*	*(2.1)%*	*16.3%*
Income (loss) from operations	135	74	125	11	20	—	1	454	820
Income (loss) from operations as a % of revenue	*2.1%*	*1.2%*	*2.0%*	*0.2%*	*0.3%*	*—%*	*—%*	*7.1%*	*12.9%*
Interest and Other (expense) income, net	(230)	—	—	—	—	34	—	—	(196)
Income (loss) from continuing operations before income taxes	(95)	74	125	11	20	34	1	454	624
Income tax expense (benefit)	55	24	40	3	7	5	1	9	144
Effective tax rate	*(58)%*								*23%*
Income (loss) from continuing operations	(150)	50	85	8	13	29	—	445	480
Net income (loss) attributable to noncontrolling interests	4	—	—	—	—	—	—	—	4
Income (loss) from continuing operations (attributable to NCR)	($154)	$50	$85	$8	$13	$29	$—	$445	$476
Diluted earnings per share	($0.94)	$0.29	$0.49	$0.05	$0.08	$0.17	$—	$2.58	$2.76

NCR

32

33 in millions (except per share amounts) FY 2015 GAAP FY 2015 non-GAAP Income (loss) from continuing operations attributable to NCR common stockholders: Income (loss) from continuing operations (attributable to NCR) ($154) $476 Dividends on convertible preferred shares (4) — Income (loss) from continuing operations attributable to NCR common stockholders ($158) $476 Weighted average outstanding shares: Weighted average basic shares outstanding 167.6 — Weighted average diluted shares outstanding — 170.2 Weighted as-if converted preferred shares — 2.0 Total shares used in diluted earnings per share 167.6 172.2 Diluted earnings per share (1) ($0.94) $2.76 GAAP TO NON-GAAP RECONCILIATION FY 2015 (1) GAAP and non-GAAP diluted EPS are determined using the most dilutive measure, either including the impact of the dividends on NCR's Series A Convertible Preferred Stock in the calculation of net income or loss available to common stockholders or including the impact of the conversion of such preferred stock into common stock in the calculation of the weighted average diluted shares outstanding. Therefore, GAAP diluted EPS and non-GAAP diluted EPS may be calculated using different methods, and may not mathematically reconcile.

34 GAAP TO NON-GAAP RECONCILIATION 2016 Guidance Q4 2016e Diluted EPS (GAAP) (1) $2.25 - $2.30 $0.87 - $0.92 Restructuring Plan 0.14 0.01 Acquisition-Related Amortization of Intangibles 0.53 0.13 Acquisition-Related Costs 0.02 — Divestiture and Liquidation Losses 0.03 — Non-GAAP Diluted EPS $2.97 - $3.02 $1.01 - $1.06 Diluted Earnings per Share (GAAP) to Diluted Earnings per Share (non-GAAP) (1) Except for the adjustments noted herein as well as the pending divestiture of the Interactive Printer Solutions business, this guidance does not include the effects of any future acquisitions/divestitures, restructuring activities, pension mark-to-market adjustments, taxes or other events, which are difficult to predict and which may or may not be significant.

35 GAAP TO NON-GAAP RECONCILIATION Revenue Growth % (GAAP) to Revenue Growth Adjusted Constant Currency % (non-GAAP) Q3 2016 QTD Revenue Growth % (GAAP) Favorable (unfavorable) FX impact Divestiture impact Revenue Growth Adjusted Constant Currency % (non-GAAP) Software License 25% (1)% —% 26% Software Maintenance 7% —% —% 7% Cloud 7% 1% —% 6% Professional Services 1% 1% —% —% Software 8% 1% —% 7% Services 5% (1)% —% 6% ATMs 11% —% —% 11% Self-Checkout (SCO) 86% —% —% 86% Point-of-Sale (POS) 1% (1)% —% 2% Interactive Printer Solutions (94)% —% (80)% (14)% Hardware —% (1)% (15)% 16% Total Revenue 4% —% (6)% 10%

36 GAAP TO NON-GAAP RECONCILIATION Revenue Growth % (GAAP) to Revenue Growth Adjusted Constant Currency % (non-GAAP) Q3 2016 QTD Revenue Growth % (GAAP) Favorable (unfavorable) FX impact Divestiture impact Revenue Growth Adjusted Constant Currency % (non-GAAP) Americas 10% 1% (6)% 15% Europe, Middle East Africa (5)% (6)% (5)% 6% Asia Pacific 1% 7% (4)% (2)% Total Revenue 4% —% (6)% 10%

37 GAAP TO NON-GAAP RECONCILIATION Operating Income Growth % (GAAP) to Operating Income Growth % on a Constant Currency Basis (non-GAAP) Q3 2016 QTD Operating Income Growth % Reported Favorable (unfavorable) FX impact Constant Currency Operating Income Growth % (non-GAAP) Software 8% —% 8% Services 14% 1% 13% Hardware (7)% (17)% 10% Total Operating Income 7% (3)% 10%

38 GAAP TO NON-GAAP RECONCILIATION Operating Income Growth bps (GAAP) to Operating Income Growth bps on a Constant Currency Basis (non-GAAP) Q3 2016 QTD Operating Income bps Growth Reported Favorable (unfavorable) FX impact Constant Currency Operating Income bps Growth (non- GAAP) Software +10 bps -10 bps +20 bps Services +80 bps +20 bps +60 bps Hardware -40 bps -80 bps +40 bps Total Operating Income +40 bps -20 bps +60 bps

39